Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Extreme Networks, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  May 19, 2011

STARBOARD VALUE AND OPPORTUNITY FUND LTD
By:  Starboard Value LP,
its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC
By:  Starboard Value LP,
its manager

STARBOARD VALUE LP
By:  Starboard Value GP LLC,
its general partner
STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner STARBOARD PRINCIPAL CO GP LLC

By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Mark Mitchell and Peter A. Feld